Exhibit 10.5(c)

SATSUMA PHARMACEUTICALS, INC.

2019 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

Satsuma Pharmaceuticals, Inc., a Delaware corporation, (the “Company”), pursuant to its 2019 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) the number of shares of the Company’s Common Stock set forth below (the “Shares”) subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[_________________________________________]

Grant Date:	[_________________________________________]

Total Number of Shares of Restricted Stock:	[______________________] Shares

Vesting Commencement Date:	[_________________________________________]

Vesting Schedule:	[_________________]

Termination:	If the Participant experiences a Termination of Service, any Shares that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by the Participant, and the Participant’s rights in such Shares shall thereupon lapse and expire.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.2(c) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the Shares, (ii) instructing a broker on the Participant’s behalf to sell Shares upon vesting and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.2(c) of the Agreement or the Plan.

SATSUMA PHARMACEUTICALS, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

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EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Satsuma Pharmaceuticals, Inc., a Delaware corporation, (the “Company”) has granted to the Participant the number of shares of Restricted Stock (the “Shares”) under the Company’s 2019 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiary, and for other good and valuable consideration. The number of Shares subject to the Award is set forth in the Grant Notice. The Participant is an Employee, Director or Consultant of the Company or one of its Subsidiaries.

(b) Escrow. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Secretary of the Company or such other escrow holder as the Administrator may appoint to hold the Shares in escrow as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(c) Removal of Notations. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall remove the notations on any Shares subject to the Award which have vested (or such lesser number of Shares as may be permitted pursuant to Section 10.5 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company.

2.2 Restrictions.

(a) Forfeiture. Notwithstanding any contrary provision of this Agreement, upon the Participant’s Termination of Service for any or no reason, any Shares subject to Restrictions shall thereupon be forfeited immediately and without any further action by the Company, and the Participant’s rights in such Shares shall thereupon lapse and expire.

(b) Vesting and Lapse of Restrictions. As of the Grant Date, one hundred percent (100%) of the Shares shall be subject to a risk of forfeiture and the transfer restrictions set forth in Section 3.3 hereof (collectively, such risk of forfeiture and such transfer restrictions, the “Restrictions”). The Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).

(c) Tax Withholding. As set forth in Section 10.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Award. The Company shall not be obligated to transfer Shares held in escrow to the Participant or the Participant’s legal representative until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares.

(d) Stop Transfer Instructions. To ensure compliance with the Restrictions, the provisions of the charter documents of the Company, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Stock. The Company shall notify the transfer agent as and when the Restrictions lapse.

2.3 Consideration to the Company. In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

ARTICLE III.

OTHER PROVISIONS

3.1 Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.2 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Award.

3.3 Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares or other securities or property received by the Participant with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

3.4 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder.

3.5 Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Restricted Stock granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the Restricted Stock and that the Participant is not relying on the Company for any tax advice.

3.6 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the Restricted Stock is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

3.7 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.8 Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.9 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.10 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.11 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.12 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.13 Successors and Assigns. The Company or any Subsidiary may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Subsidiaries. Subject to the restrictions on transfer set forth in Section 3.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.14 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.15 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

3.16 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Subsidiaries and the Participant with respect to the subject matter hereof.

3.17 Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

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